Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

Event Date/Time: Jun. 30. 2010 / 9:00PM GMT

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FINAL TRANSCRIPT
Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
CORPORATE PARTICIPANTS
Liz Sharp
Smith & Wesson Holding Corporation — VP of IR
Mike Golden
Smith & Wesson Holding Corporation — CEO, President
James Debney
Smith & Wesson Holding Corporation — President — Firearms Division
Matt Gelfand
Smith & Wesson Holding Corporation — President — Perimeter Security Division
Bill Spengler
Smith & Wesson Holding Corporation — EVP, CFO
CONFERENCE CALL PARTICIPANTS
Eric Wold
Merriman Curhan Ford — Analyst
Bret Jordan
Avondale Partners — Analyst
Cai von Rumohr
Cowen & Co — Analyst
Chris Krueger
Northland Capital Markets — Analyst
Jim Barrett
CL King & Associates — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen and welcome to the fourth quarter 2010 Smith and Wesson Holding Corporation earnings conference call. I will be your Operator for today. At this time, all participants are in listen-only mode. Later, we will conduct a question-and-answer session. (Operator Instructions). As a reminder, today’s conference is being recorded for replay purposes. I would now like to turn the conference over to your host for today, Ms. Liz Sharp, Vice President of Investor Relations. Ms. Sharp, you may begin.
Liz Sharp - Smith & Wesson Holding Corporation — VP of IR
Thank you and good afternoon. Before we begin the formal part of our presentation, let me tell you that what we’re about to say, as well as any questions we may answer, could contain predictions, estimates and other forward-looking statements. Our use of words like anticipate, project, estimate, expect, forecast, and other similar expressions is intended to identify those forward-looking statements. Any forward-looking statements that we might make represent our current judgment on what the future holds. As such, those statements are subject to a variety of risks and uncertainties. Important risk factors for consideration that could cause our actual results to be materially different are described in our securities filings, including our Forms S-3, 8-K, 10-K, and 10-Q. I encourage you to review those documents.
A replay of this call can be found on our website later today at www.Smith-Wesson.com. This conference call contains time sensitive information that is accurate only as of the time hereof. If any portion of this presentation is rebroadcast, retransmitted

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FINAL TRANSCRIPT
Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
or redistributed at a later date, we will not be reviewing or updating the material content herein. Our actual results could differ materially from these statements. Our speakers on today’s call are Mike Golden, President and CEO, Bill Spengler, Executive Vice President and Chief Financial Officer, James Debney, President of our Firearms Division, and Matt Gelfand, President of our Perimeter Security Division. And with that I’d like to turn the call over to Mike.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Thank you, Liz, and thanks everyone for joining us. Our strategy for growth at Smith & Wesson is centered on building our Firearms business in the consumer and professional channels while expanding beyond Firearms into the growing markets of safety and security.
Fiscal 2010 was simply a very good year. Sales for the year grew over 21% to $406 million and profit grew to $32.5 million or $0.53 a share. Our ability to execute and advance our strategy was aided by the very high consumer demand for Firearms that continued into the early part of Fiscal 2010 but there were a number of other factors contributing to our strong performance.
We completed our first major acquisition beyond Firearms, moving into the high growth Perimeter Security market by purchasing Universal Safety Response. USR is a Company that represents an exceptional opportunity for us. It also expands and diversifies our revenue base. We are taking significant steps to deepen the USR business base and move into new markets. Today, we are increasing our investment in building the infrastructure at USR to fully support the growth we are forecasting for this business, and we have recently generated significant proposals on large government opportunities.
In our Firearms Division, we capitalized on strong consumer demand for our tactical rifles and Walther products. We hired a Firearms President, James Debney, with a strong background in operations and general management. His expertise will improve our competitive stance in the coming year by driving cost reductions and accelerating our new Product Development activity in the face of a highly competitive Firearm market. We developed several new products designed to address increased consumer demand, for concealed carry and home protection firearms. We addressed the challenges in our hunting Firearms business by launching new products to expand our served market and by lowering costs in the business to ensure it had a positive impact on the Company.
In both our Firearms and Perimeter Security Divisions, we delivered growth in the existing businesses while identifying and addressing large contract opportunities with the potential to drive sizeable, long term growth. As we enter the new fiscal year, we are providing guidance that reflects year-over-year total Company growth and also reflects our progress towards increasing our presence in safety and security. With that, I will now turn the call over to James Debney, President of our Firearms Division, for some operational highlights. James?
James Debney - Smith & Wesson Holding Corporation — President — Firearms Division
Thank you, Mike. In consumer markets, new product launches drive revenue growth. Fiscal 2010 demonstrated the core strength of Smith and Wesson with the rollout of new products in the tactical rifle category and with new Walther product introductions. These, combined with extremely strong consumer demand, which we define as retail activity and orders served to fuel our growth throughout the year. Despite some softening in consumer demand, certain Firearm categories remain strong. This is reflected in sales of Walther products and in the backlog level for our new Bodyguard revolvers and pistols.
Fiscal 2010 sales are $358 million, increased approximately 7% over net sales for the prior year. During the fourth quarter, our Firearms Division had sales of $90 million, about 9% lower than sales of $99 million for the prior year. This decline was due partially to a decrease in our international sales, which I’ll explain in a moment. Combined with a decrease in demand compared to last year’s heightened levels during our fourth quarter of fiscal 2009.

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FINAL TRANSCRIPT
Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Mix data represents the number of background checks that are conducted each month, and a background check occurs with each retail firearm purchase. This is only one piece of information that we use to track consumer demand. Background checks for the month of May reflects a nominal 0.6% decrease versus last year, indicating only a mild cooling of demand versus a year ago. Importantly, the data also indicates a 14.7% increase when compared to two years ago, demonstrating that the consumer firearms market is growing over time.
Based upon this and other information, we believe that the product mix within consumer demand has changed, whereas last year reflected very strong demand for tactical rifles, which we addressed with our M&P15 product, this year’s activity reflects less demand for tactical rifles but increased demand for concealed carry and personal protection handguns. The result of this shift in a demand away from tactical rifles and full size polymer handguns is reflected in our sales into the consumer channel in the fourth quarter, which declined by about 10%. The introduction of our Bodyguard and self-defense pistols in the next few weeks will serve to address the current heightened demand for concealed carry and personal protection handguns.
During the fourth quarter sales into our Federal Government and law enforcement channels increased by about 11%, versus the same period a year ago. Our M&P pistols and rifles continued to win law enforcement business globally, and orders in the fourth quarter included the Victoria Police in Australia, the Oregon State Patrol, the Florida Department of Corrections, and the Wilmington, Delaware Police Department, among others.
Our international sales were down by 38% in the quarter due largely to the implementation of a more rigorous formal process through which we now qualify all international sales customers, agents and distributors. Simply put, our process now more routinely identifies certain countries from which we will not accept orders, based on a variety of risk criteria. The implementation of this has delayed, and in some cases eliminated, international revenue; however, it has also established a more thorough process for customer qualification, internal training and monitoring controls. The international market remains a part of our long term growth strategy. These procedures are protecting us by assuring that we grow our international business within a solid framework of compliance. To further strengthen the control environment the Company has hired a seasoned Chief Compliance Officer.
During the Fourth Quarter, our product innovation continued as we finalized our new SD polymer handgun designed for home safety, as well as our new Bodyguard .380 pistol and Bodyguard .38 revolver, both designed for the growing consumer concealed carry market base. The Bodyguard strengthened our position in what has recently been one of the fastest growing areas in the handgun market, personal protection. We will begin shipping Bodyguards in July and currently plan to produce them at full capacity for the balance of the fiscal year.
Thompson/Center Arms, our hunting firearm business, demonstrated innovation in fiscal 2010 by introducing two new products that expand our addressable market. The new Impact Black Powder Rifle commenced production in April. The Impact provides consumers with a tremendous value proposition, a highly accurate black powder rifle at a very reasonable price point. We also readied production on the new Hot Shot, a .22 caliber rifle designed for the youth market. In addition to penetrating this segment of the market, which is new for Thompson/Center, the Hot Shot establishes the first steps of brand loyalty, cultivating future adult customers for our products. , We have entered our licensing agreement for the Hot Shot with the Boy Scouts of America.
Firearms backlog at the end of the fourth quarter was $108 million, up $34 million or 46% versus third quarter backlog of $74.2 million. Current backlog reflects strong demand for new products, particularly our Bodyguard revolvers and pistols, which begin shipping this quarter. Our backlog declined in the fourth quarter versus a year ago, but remains substantially higher than the $20 million to $25 million range that we typically saw prior to the exceptionally high levels of demand that occurred last year.
Turning to our military opportunity, activity in the form of request for proposals, RFPs, and request for information, RFIs, has increased. We have responded an RFP from the US Army regarding M16 rifles. We have also responded to multiple RFI’s from the Army regarding both the M4 modification kit, which are upgrades for rifles already in the field, as well as for a potential new individual carving. We will monitor these opportunities closely, and expect responses to the RFPs within the next six months.

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FINAL TRANSCRIPT
Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
We will continue to cultivate military business. We have established a dedicated engineering development team to focus solely on the needs of the military, along with dedicated business development resources located in Washington D.C. At the operational level, we are focused on improving manufacturing efficiencies and achieving cost reductions across all our facilities. During the quarter, we also filled the newly created role of Vice President of Supply Chain Management, which we believe will provide us with a platform for both improved inventory turns and even greater cost savings initiatives.
At this point, I would like to turn the call back to
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Thank you, James. Now, I would like to turn to the second of our two major businesses, our Perimeter Security division. Our acquisition of USR in 2009 represented an important milestone in our Company’s strategy, namely, to expand Smith and Wesson beyond Firearms into new markets of safety and security. By the end of the fiscal year, or over about a nine month period, our Perimeter Security Division delivered $48 million in revenue.
Importantly, all of that revenue came from the non-consumer markets of military, Federal Government and corporate clients. This broadening of our total Company revenue and end use base is an important part of our long term strategy. Moreover, we continue to see a vast market for USR’s turnkey project capabilities, supported by its growing product portfolio. We will address these opportunities in the coming year with new products and an enhanced infrastructure. Now, I would like to turn the call over to Matt Gelfand, President of Our Perimeter Security Division for a brief operational review.
Matt Gelfand - Smith & Wesson Holding Corporation — President — Perimeter Security Division
Thanks, Mike. At USR, we delivered revenue growth of 66% in fiscal year 2010 on a full year basis if we include the pre-acquisition period. Over the course of the year, we added new product and service offerings including full site design, turnkey installation, and the integration of additional products, including guard booths, canopies, fencing, and gates, intrusion detection systems, mobile barriers, bollards, and wedges. We refined our proposal estimating process, and expanded our customer base to include new corporate, Federal Government and military customers. We completed a number of significant installations for our corporate customers which tend to be Fortune 500, Fortune 100 and Fortune 50 firms, and we completed or are nearing completion as numerous government and military base installations, including those at Navy Submarine Base Kings Bay, Fort Knox, JFK Airport, and the US Military Academy At West Point.
Now, turning to the fourth quarter, our revenue came in slightly under projection due mostly to a single purchase order that our customer moved from the fourth quarter into the first quarter. In addition, revenues in the quarter were impacted by an accounting change that Bill will discuss later on. New bid and proposal submission indicators in the Perimeter Security market suggest that new business opportunities remain strong and are in fact growing. At the same time, the typical sales cycle for projects is getting longer. We believe this trend may be due partly to funding issues and due partly to corporate and petrochemical organizations holding off on new perimeter investments, as they await the finalization of the Department of Homeland Security standards.
This longer sales cycle was demonstrated in the fourth quarter by an increasing number of active proposals we generated, many of which remain active and have not yet been awarded, combined with moderate revenue and a sequential decline in the backlog. This is further indicated by the fact we had proposals outstanding at the end of the fourth quarter of approximately $46 million compared to the $31 million a year ago. In fiscal 2010, we focused on identifying and pursuing new business. We will continue these efforts in 2011, while investing in our organization, so that we can effectively pursue and capture the new opportunities that we are identifying. Some of these are significant in size.
With that, let me turn to some specific highlights of the business. Our intellectual property remains strong. In May we won a trademark violation claim against one of our competitors related to our GRAB product and its name. The GRAB is our unique

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Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
proprietary reduced risk barrier technology. This outcome strengthened our intellectual property, and demonstrated to the market our committment to protecting our valuable trademarks and patents. Innovative products that fueled our past growth.
As we move forward, we will continue to invest in a number of new products that are being developed with a specific market need in mind. Some of these markets are brand new to USR. Let me tell you about three of these products. We recently completed development of our EMB, or Expeditionary Mobile Barrier.
The EMB delivers the reduced risk benefit, similar to the GRAB barrier, in a lightweight portable version that can be transported by car and set up in less than five minutes with no tools. We have conducted seven successful live driver test impacts, including one last month for a government agency in Poland. The EMB addresses the rapid deployment needs needs of military, law enforcement, and first responders for public safety. Importantly, it also allows us to now enter the transportation, work zone and construction safety markets. Within weeks of our first external testing in Poland, we delivered over $2 billion in proposals for the EMB in response to client requests. We will conduct federal highway administration transportation tests and Department of Defense Security certification test for the EMB in August, and in addition, our tests in Poland reflects our opportunities for this and other products in the international market.
One of the key drivers in our new product development has to do with the security regulations that are being considered by the Department of Homeland Security as I mentioned earlier. Those regulations are called CFATS which stands for chemical facility anti-terrorism standards. When CFATS evolves from today’s guidelines into tomorrow’s standards they will encompass a substantial number of facilities across our nation. Each of those subject facilities will have a designated security level that it must meet. Our internal research indicates that the standard has potential to create a Security market that could reach $10 billion over a seven to 10 year time frame.
At USR, new products incorporate our GRAB technology are being refined and tested to meet that emerging CFATS standard. The K8 GRAB Barrier Scheduled for new testing during our second quarter will allow us to offer customers a variety of GRAB barrier solutions to address their specific perimeter security requirements, and expanding portfolio of GRAB Barrier Systems is one of our key advantages in this growing market.
Thirdly, we are also developing a new and extremely innovative reduced risk technology that we believe will open the doors to the transportation rail crossing market and it will further revolutionize the Perimeter Security market as well. Our market analysis indicates that sales opportunities in the transportation rail crossing market equals or exceeds that of the Security market. We plan on testing and revealing this product in the second half of this fiscal year.
In addition to research and development we will continue to invest in and prepare our organization an its information technology for future growth. We have implemented a new technology platform that allows for improved project cost analysis, inventory controls and document handling throughout our Company. Within this system, a new customer relations management or CRM component will support the expansion of our salesforce, leverage every opportunity to engage our customers. This new tool coupled with several lead generation programs is opening the doors to many new projects and improving our ability to track and close them. We will continue to add personnel to several levels to support our growth.
We recently named Barry Willingham, a proven industry leader, to the newly position of Chief Operating Officer. His addition allows me to expand my role and increase my focus on the product development and innovation that is so important to our future. We also recently hired a Director of Engineering with extensive experience to bring a new level of leadership to our talented engineering staff, and we just hired a Director of Sales who brings a wealth of industry experience in both domestic and international markets. In addition to these leadership hires, we anticipate tripling the size of our salesforce, adding new, experienced sales professionals, and locating them within geographic markets, and to support the growing organization, new hires and project management, legal, and client training are being added to support our increasing number of project proposals, product sales and geographic reach.

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FINAL TRANSCRIPT
Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
All of these actions in terms of technology, people, and products will expand the capacity of the entire organization to address our numerous opportunities in existing and newly identified markets. In addition to ongoing business, we have recently identified opportunities to capture share of several large government programs. Among these are two large scale multi-year military RFPs for the purchase and installation of systems including physical Security. Once awarded, these programs like their predecessors will likely run five years in duration, and will be awarded to multiple contractors. The military has indicated that the total combined value of the program will be up to $900 million over a five year period. If we are successful, a 20% share could yield us up to a maximum of $180 million for USR over a five year time frame. Another large military proposal we are working on will be awarded to multiple contractors. These are all active RFPs, and combined represent the potential business of over $200 million for our Company.
To summarize, there are multiple government opportunities at hand. These first three I’ve described are new large contract opportunities for USR and we will continue to identify others. Having available all of the resources that I’ve described today is what will allow us to pursue these opportunities. This is a very exciting time, and we are taking important actions to drive our leadership and the market for Perimeter Security. Back to you, Mike.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Thanks, Matt. As you’ve heard, our Perimeter Security Division delivered impressive growth in fiscal 2010, rising roughly 66% on a full year basis. The growth potential and the size of the end markets are substantial, and USR has the unique product portfolio and business model to address them. As we look out to fiscal 2011, we are projecting a significant year-over-year growth at USR.
Since the acquisition, we have seen growth in the number and reach of the opportunities that this business represents. At the same time, we have realized that we must invest in the business so as to fully address these opportunities. We’re determined to take the necessary steps to position our Perimeter Security business to maximize its full potential, and we are doing so in two ways. First, we are making investments in people and systems to help ensure that we have a complete array of talent and the structure to locate, secure and deliver on the significant opportunities that we see ahead. We are investing throughout the division to capture these opportunities. Part of this is related to the expansion of the existing platform including the government RFPs that Matt discussed.
Our efforts on these programs today would not yield revenue until calendar 2011, but if we’re successful, it is possible that we will secure in excess of $200 million from their combined value. Another part of this investment is one that we are making to expand the product offering so we can enter new markets. Matt has also described some of these activities.
Secondly, when we acquired USR, we implemented an earn out program linked to the EBITDAS performance of the acquired business for calendar year 2010. We believe this business could have secured the majority of its performance-based share incentives in the event that none of these medium and long term investments were made; however if the Perimeter Security business remains focused on only short-term EBITDAS-linked objectives then we will fail to maximize the significant large scale opportunities before us. As such, we and the Board of Directors have determined that it is in the best interest of shareholders to uncouple the earn out shares from the EBITDAS objective, and free the business to develop to its full potential.
With that, I’m going to turn the call over to Bill Spengler, who will provide our financial overview. Bill?
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
Thanks, Mike. I’ll begin with revenue. Fiscal year 2010 net sales totaled $406 million, up 21% year-over-year. Firearms division sales increased 7% to $358 million. We acquired USR on July 20, 2009, and therefore, our full year sales included approximately nine months of USR revenue. Net sales for the Perimeter Security Division over those nine months were $48 million, up 66% on an annualized basis, which includes periods prior to the acquisition. Fourth quarter net sales totaled $103 million, 4.3% higher

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FINAL TRANSCRIPT
Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
than last year, and exceeding upper end of stated guidance. Firearms division sales totaled $90.2 million, a decline of 9% when compared to the prior year, a period which reflected a peak in industry-wide Firearm sales.
Perimeter Security Division sales of $13.6 million rose 25% versus the year ago pre-acquisition period; however this was somewhat below our targeted level. The deferral of a large contract as Matt outlined, and a revision to accounting estimates as it relates to USR revenue recognition, were the root causes. I’ll discuss the accounting estimate point in a few minutes. Looking first at total Company gross margin. Full year gross margin was 32.4%, up from 29% in the prior year. This was largely a result of cost reductions and manufacturing efficiencies in the Firearms facilities, less warranty expense, lower promotion spending, and higher production volumes, particularly during the peak surge period earlier in the year.
The impact of USR was slightly unfavorable on total Company gross margin, mostly as a result of amortization of acquisition related intangibles which have now largely concluded, along with selected contract performance issues that we have discussed in the past. Fourth Quarter 2010 gross margin rose to 31.3% higher than the 29% we had forecast and slightly higher than the gross margin of 31.1% in the fourth quarter last year. Much of the result versus forecast occurred in Firearms and relates to some adjustments we made at year-end to true up balance sheet reserves. Items in this list include excess and obsolete inventory and shrink provisions. Lastly, as we’ve discussed, acquisition related purchase accounting entries continued to limit our recognition of profit on contracts in place at USR at the time of acquisition. The net effect of this in Q4 was $300,000, and I will also be addressing some aspects of USR accounting relating to the acquired opening balance sheet in a few moments.
Turning to operating expenses, full year OpEx totaled $89 million or 22% of sales for fiscal 2010, down from $170 million or 51% of sales in fiscal 2009. Last years numbers contained an impairment charge recorded in the second quarter related to goodwill and other long lived intangible assets, arising from the Company’s investment in Thompson/Center Arms. This years numbers contain $9.7 million of operating expense in connection with the USR operation. Removing both the impairment from last year and the USR expenses from this year, the underlying operating expense base in creased by $7.1 million this fiscal year which for reference includes $3.2 million of legal and consulting fees to address the FCPA matters previously identified.
Fourth quarter 2010 OpEx increased to $23.7 million or 23% of sales versus $19 million or 19% of sales in Q4 last year. This $4.8 million increase was attributable partly to the inclusion of USR which accounted for $3.4 million. In addition we incurred $2.1 million in legal and consulting fees related to the FCPA allocations in the quarter. Absent these elements, quarter on quarter expenses were actually lower.
Looking at other income and expense. Full fiscal 2010 included a non-cash fair value adjustment to the earn out liability from our acquisition of USR that increased fully diluted EPS by $0.15. As our stock price in the fourth quarter has improved versus last quarter’s balance sheet measurement date, this fair value adjustment to the earn out liability created a non-cash charge in the quarter. Net income for full fiscal year 2010 was $32.5 million or $0.53 per fully diluted share compared with a net loss of $64.2 million or $1.37 per diluted share for full fiscal year 2009. When we remove the effects of the impairment charge from 2009, and the gain on the earn out liability from 2010, fully diluted EPS in 2009 were $0.26, while fully diluted EPS in 2010 were $0.38, a growth of 46% despite the share count being higher year on year.
Net income for the fourth quarter of fiscal 2010 was $2.7 million or $0.04 per diluted share compared with net income of $7.4 million or $0.14 per diluted share for the fourth quarter of fiscal 2009. Without the effect of fair value accounting on the earn out liability, we would have recorded $0.08 in the current quarter and this is the logical number to use when comparing to prior year or to consensus. Adjusted EBITDAS, a non-GAAP financial measure that we explain in our press release was $61.7 million, up 48% versus adjusted EBITDAS of $41.5 million in the prior year. In the fourth quarter, adjusted EBITDAS of $15.4 million was largely in line with a year ago. CapEx in fiscal 2010 grew $7.9 million year on year to $17.3 million, primarily related to capacity expansion on new product, infrastructure improvement, and cost reduction projects.
Turning now to the balance sheet, year-end accounts receivable increased by $25 million or roughly 50% to $73.5 million, due mainly to the acquisition of USR which added a little bit over $20 million to year-end receivables. Year-end inventory levels increased by $9 million to $50.7 million, due to the inclusion of $5.8 million in USR inventory but also reflecting a replenishment

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FINAL TRANSCRIPT
Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
of our Firearms inventories, which had been depleted last year during the high demand period. At the end of fiscal 2010 we have $39.8 million in cash and cash equivalents, and no borrowings under our $60 million revolving line of credit. Please note that this quarter we have begun to include a cash flow table with our earnings release to provide improved transparency.
Now let me make a few points regarding the USR earn out shares which Mike just discussed. First, these 4.080 million shares should now be fully counted in determining our EPS. For reference, this is happening about five to six months earlier than it might have occurred under the original terms of the contract. Second, the shares now move from the liability section of the balance sheet to the equity section of the balance sheet. As such, they are no longer subjected to the fair value accounting that we have discussed so often since our purchase of USR.
Lastly, let me point out that although the decision to distribute the shares has been made, the shares themselves will not be distributed any earlier than they would have been under the original agreements. As such, we anticipate distributing those shares some time around February 2011, under the original terms contained in the earn out agreement.
Now let me address the recent accounting estimate revision at USR that we outlined in our press release. First, a little bit of background. It is not uncommon during transitional post-acquisition periods for an acquiring public Company to determine that specific application of US GAAP or the use of accounting estimates needs revision.
In addition, when we acquire another business, our finance team, together with outside advisors, works hard to develop a fair valuation of the opening balance sheet of the acquired business. Such valuation is subject to the best information available at the acquisition date. If the events subsequent to that date indicate that the opening balance sheet valuation should be modified, there is a one year period in which the acquiring Company may make such adjustments. Now let me address the specific circumstances at USR.
During the fourth quarter the Company determined a need to revise its accounting estimates related to the recognition of revenue at USR. In addition, the Company has reviewed the opening balance sheet related to its use of estimates at the time of the acquisition as well as based on history subsequent to the acquisition date. Based on these reviews, the Company has determined that adjustments to the opening balance sheet are appropriate. The net effect of these changes is to increase the level of USR revenue recorded since the date of our acquisition by $900,000 and increase the net earnings recorded in fiscal year 2010 by $1.7 million. The net effect of these changes to fiscal year 2010 fourth quarter was to reduce revenue recorded by $1 million and net income by 600,000. Our 10-K which will be published tomorrow, contains a note which provides the revised quarterly information specifying these changes in more detail.
Now let me turn to our forward-looking guidance. Please note that this marks a return to full year guidance in addition to quarterly guidance that we’ve been giving over the past year. Total fiscal 2011 sales are projected to be between $430 million and $445 million, representing total Company year-over-year growth of between 6% and 10%. Full year Firearm Division sales are forecasted between $355 million and $365 million, with our Perimeter Security Division contributing the balance of $75 million to $80 million. Total Company gross profit margin for the full fiscal year 2011 is anticipated to range from 32 to 33%. Operating expenses are expected to remain at approximately 22% of sales.
We expect total sales for the first fiscal quarter 2011, the period ending July 31, to be between $92 million and $96 million. First quarter revenue guidance indicates a year-over-year decline as sales for the year ago quarter reflected the Company’s highest single quarter on record for Firearm sales. First quarter guidance also reflects that the Company is and expects to continue aggressively addressing the qualification process for international Firearms customers, which is contributing to the delay and in some cases cancellation on some international orders. First quarter Firearm Division sales are anticipated between $75 million and $78 million with our Perimeter Security Division contributing the balance.
Total Company gross profit margin in the first quarter is anticipated between 31 and 32%. Operating expenses are expected around 26%, reflecting the inclusion of USR and investments in both divisions. This guidance indicates our expectation that our revenue in fiscal 2011 will be weighted more heavily in the second half of the year. In the Firearms business, our first quarter is

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FINAL TRANSCRIPT
Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
typically our weakest due to seasonality and this year our new products are expected to contribute more significantly during the second half. In the Perimeter Security business, we expect to see the investments that Matt outlined earlier having more significant impact on the second half of the year.
Lastly on guidance, it’s important to note that we do not include any potential sales associated with the larger military contracts currently being pursued by both Firearms and Perimeter Security and with that I’ll turn the call back over to Mike for some closing comments.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Thanks, Bill. 2010 was a good year for Smith and Wesson. We effectively took our Company beyond its historical scope of Firearms and built the foundation for its future growth in markets of safety and security. I want to extend my thanks to our many employees now in several states across our nation for the extraordinary contributions they made this year. It is their effort, dedication and commitment to excellence that has helped to deliver the growth we achieved in the past year. Thanks to all of you.
And a special thanks to our employees and our families whose are serving in the National Guard and the Reserves. We appreciate your service. We’ve covered a lot of ground so at this time I’d like to open up the call to our analysts. Operator?
QUESTIONS AND ANSWERS
Operator
(Operator Instructions). Your first question today comes from the line of Eric Wold with Merriman.
Eric Wold - Merriman Curhan Ford — Analyst
Hi, good afternoon guys. So you guys definitely covered a lot of stuff, so thank you for all of the detail. I guess first question, obviously we’re at a period where we’re confident against the strong surge in Firearm sales from 12 to 18 months ago, you still have some good numbers. What are you hearing from the distributors and retailers in terms of their inventory levels and their kind of ordering patterns or kind of inventory they want to keep on the shelves versus how cautious they want to be.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
That’s a good question, Eric and you’re right. Last year, our first quarter was our strongest Firearms quarter I think in the history of the Company. It was right in the middle of the surge. Let me turn it over to James to put some light on what he’s seeing at the marketplace. James?
James Debney - Smith & Wesson Holding Corporation — President — Firearms Division
Certainly what we saw in quarter four was as increase in inventory and certainly some of the data points we capture when you look at inputs we could see that for example, one of our major competitors had increased their input significantly by about 60% over the same period last year so when you look, it’s obvious to conclude a large portion of that is going into inventory and that was supported by conversations and discussions we’ve had with distributors and dealers about their inventory as well that’s certainly been an increase in quarter four.

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Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
And we always see a slow period in the summer in the Firearms side of the business. That’s historical. You look over the last 10 years and if you grab the mix data, you can see the dip in the summertime that picks back up into the Fall and Christmas.
Eric Wold - Merriman Curhan Ford — Analyst
And then switching to the USR, the Perimeter Security Division, you obviously know in the press release the sequential decline of backlog was due to a lengthening of the sales cycle. I guess what in general are you hearing from your customer in terms of the lengthening? Are they doing due diligence or are there other competitors they want to consider instead possibly of USR, or just them being a little more cautious with their dollars?
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
As we get further into this business, this facility security business, it’s really exciting and hopefully you can detect that as we’re talking about. There are some mammoth opportunities but I’ll let Matt talk a little bit about what we’re seeing in the marketplace today with this business. Go ahead, Matt.
Matt Gelfand - Smith & Wesson Holding Corporation — President — Perimeter Security Division
Hi Eric, how are you?
Eric Wold - Merriman Curhan Ford — Analyst
Good.
Matt Gelfand - Smith & Wesson Holding Corporation — President — Perimeter Security Division
I see two reasons for the lengthening of the sales cycle. The two markets I see it in are the federal funding market and the federal funding vehicles at this time they go through a several year period, they are beginning to expire in those replacement vehicles are being put in place and also the delay in CFATS, which does relate to a delay in funding but CFATS, they’re waiting for guidelines to become standards and that’s causing the petrochemical clients to sit back. They don’t want to make investment noose perimeter security that may be changed so those two things, one is the funding vehicle with the Federal Government and the other is that. We are trying to control things we can control so while we can’t control the sales cycles we are focused on the actions of increasing the salesforce, broadening product lines in new markets.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
And don’t be confused on the CFATS. It’s not just chemical facilities. For example, Smith and Wesson will be subject to CFATS regulations. They have four different tiers of where they select companies and a food warehouse, distribution center will be subject to these. This is a pretty broad reaching Department of Homeland Security initiative.
Eric Wold - Merriman Curhan Ford — Analyst
Perfect and then last question. I know you aren’t including the military or federal RFPs in the guidance, and you said the response is in the next six months. Optimistically, you get responses in the next six months, what’s the earliest potential, if you win one

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FINAL TRANSCRIPT
Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
of these contracts, doesn’t mean which you’ll assume but if you win one of the contracts what’s the earliest potential Smith and Wesson would recognize and just the Firearms on this one, that they could actually recognize revenue from them?
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Yes, it is, I’ve got to tell you I’ve been doing this for almost six years now, and there’s significantly more activity out of the Pentagon that I’ve seen in all six years. We think maybe we’ll start to see some of the big RFPs for rifle and things like that coming out some time in the Q3, Q4 time of year. Realistically, to start to see any kind of major revenue coming out of it you’re talking about fiscal year 2012, so next fiscal year. The award on the M16 that James mentioned we’re expecting that later this year probably closer to the end of the budget, which is like the end of September.
Eric Wold - Merriman Curhan Ford — Analyst
Okay, and then I guess very last can you give the normal break down of Firearm sales or increase/decrease by division?
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
I don’t have that handy.
Eric Wold - Merriman Curhan Ford — Analyst
The revolver, pistol, Walther?
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Actually James went through like by product line you’ll see that for the year in the Q. Or in the K I’m sorry.
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
You’ll pick it up tomorrow in the K. It will come through on the K.
Eric Wold - Merriman Curhan Ford — Analyst
But James did mention that the consumer channel was down I believe it was 10%. Law enforcement and Federal Government sales were up 11%, so you can kind of get flavor on it. Okay, thank you guys, appreciate it.
Operator
Your next question comes from the line of Bret Jordan with Avondale Partners.
Bret Jordan - Avondale Partners — Analyst
Good afternoon. A couple quick questions. I’m calling in from an airport so hopefully I have a good connection. A couple questions, on USR and looking at the incremental spend, would you expect USR gross margins to be up in calendar 2010 from the fiscal year end just reported or is that going to be on the near term less profitable in the prior year experience?

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Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
This is Bill. Turning to gross profit margin for USR, there’s two things in particular that will be improved in our next fiscal year versus what we just experienced. The first is we have no amortization of the profit backlog so that ended up eliminating the profit in any firm orders from the date of acquisition so as they revenued, we recorded essentially no earnings on that, so that won’t happen anymore. I think we carry in about $100,000 worth of amortization versus $1.2 million in the adjusted numbers that we experienced in fiscal year 2010. That’s the first thing.
The next thing is we did have two or three projects and we talked about these on a few of the prior calls. One was for [Tindle], one was for [Belbar] but just projects in which we were going through learning curves where we brought in some new products, we expanded our offerings, and they did not produce profit at the level that we anticipated. On these things, we’ve gotten through a lot of that learning cycle. I could ask Matt to comment as well, but we’ve largely gotten through the learning cycle on that. We’re getting significantly better at overall estimating, and we’ve also driven with a lot of the process chains that Matt spoke to, operating efficiencies in USR’s execution so we think for a number of reasons, part of which is accounting and part of which is operational, that the gross profit margins of USR should improve.
Bret Jordan - Avondale Partners — Analyst
And one last question. On the Bodyguard product line, should be shipping in July, is that something fully engineered because I think the original understanding was a May shipment as of the Shot Show and what was the cause of the delay on that product category?
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
James?
James Debney - Smith & Wesson Holding Corporation — President — Firearms Division
Yes, sure. I think the last earnings calls we did say we would be shipping June and July which was the latest updated shipping days but basically this product has been 24 months in the making. There’s products we’ve done from scratch and it’s a new product platform and it’s truly differentiated to any other product also put in the concealed carry market so it’s the first of its kind with the integrated laser, and products like this take some time to come to market properly.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
You saw it at the Shot Show I believe, we showed it at the NRA show which was in May I think if I remember right this year and that’s all consumers and I’ve got to tell you we’re pretty excited about both the .38 and the .380. The .380 market is one we’re not playing in and we know it’s a pretty big market.
Bret Jordan - Avondale Partners — Analyst
Okay, great. Thank you.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Thanks.

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FINAL TRANSCRIPT
Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Operator
Your next question comes from the line of Cai von Rumohr with Cowen & Co.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Hi, Cai.
Cai von Rumohr - Cowen & Co — Analyst
Yes, hi, gentlemen.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
How you doing?
Cai von Rumohr - Cowen & Co — Analyst
Well thanks. Well thanks. So the Supreme Court just had a decision on Firearms, I guess the Wall Street Journal had an article saying that because the anticipation of Obama preventing people from buying Firearms people bought more that this decision might actually have an adverse impact near term on Firearm sales. Do you guys have an opinion on that?
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
This is how I see this, Cai. I think somebody asked the question about it on the last call, and in the near term, I don’t see it having an effect one way or the other, to be honest with you, and there’s going to be with the Supreme Court, their decision said was that the states do not have the ability, they don’t have the right to restrict people’s Constitutional rights, to bear arms. The individual municipalities it will be fought in their Circuit Courts as to like in Chicago or San Francisco, where they restrict Firearm sales, whether or not that that is unconstitutional, because they don’t have a right to restrict Firearm sales but those battles, they are already starting. It’s going to go on for a while, so I don’t see it, I honestly don’t see it affecting it. I saw that article in the Journal yesterday and I just think that it’s a great day for freedom, great day for the second amendment, but I think the media is making much to do about something that’s not really there.
Cai von Rumohr - Cowen & Co — Analyst
Okay, and then if I went back, normally kind of before the surge or the Obama bubble, if you will, your inventories tended to come down pretty nicely in April and I guess so now you have your receivables are up at 63 days versus 44, your inventories are up, you stretched your payables. What’s the strategy going forward to dealing with that because the volume is not quite as strong in the upcoming quarter and I was kind of surprised that you could do a margin as good as 31 to 32 because don’t you have to cut back production to get those inventories in the line?
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Well, margins are not just a function of unit volumes that run through, but I think starting with receivables, part of the growth in receivables is the growth of the consolidation of USR into the numbers. A second effect is an odd phasing kind of effect but we had an unusually high month of April in the mix in Q4, that being our last month, and that hangs up sales in receivables

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Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
without the corresponding normal collection associated with them, so those are really the effects. I don’t see any issue at all with the collection and I don’t see any delay in payment in the population so I don’t see anything there. If you go back to our inventory levels, we really are if you go back to the year ago if that’s your comparison, at that point we were really right in the middle of the peak demand period.
Cai von Rumohr - Cowen & Co — Analyst
No, no, I mean if you go back to years prior before last year which was totally distorted, normally your inventory is in the April quarter because you had big shipments were down and this time they aren’t down, so that’s why I just wondered. I guess you alluded to the fact that inventories are rising kind of throughout the channel it seems.
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
I think really as I look at it, I don’t see anything odd in there. I think the one thing that’s building it up a little bit is we’re building up new product inventories to support what we have on hand as a pretty high order base. I don’t see anything, we do closely monitor customer inventory, and we adjust production as we think that it’s appropriate. So I don’t know. If I go back to the numbers I’m not sure I’m seeing it, because in 2008 we had about $47 million in inventory. 2009 we had $41 million in inventory and—
Cai von Rumohr - Cowen & Co — Analyst
No, no, you did, you did.
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
We have 51 but I’ve got USR in it and we’re supporting much higher revenue numbers. And I think we’re relatively in good shape.
Cai von Rumohr - Cowen & Co — Analyst
Right, okay. I just meant sequentially, they are almost always down in April from January because of the high shipments.
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
Well, you can’t do it by the dollar number because again we didn’t have USR before and now we’re consolidating that.
Cai von Rumohr - Cowen & Co — Analyst
Right, okay. As we model fiscal 2011, what should we use for a tax rate and what are you looking for for cash flow given that you’ve got these high levels of inventory receivables and payables where should we expect them to be at the end of the year?
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
Well tax rate, if you look, you’ll get a little bit confused because we have a non-taxable gain on the USR earn out liability so you have to take that out of the numbers—

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Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Cai von Rumohr - Cowen & Co — Analyst
Going forward where is the tax rate going to be?
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
Well I’m not going to give you an exact number. What I’ll tell you is take that gain out of the numbers, look at the effective tax amount and use that as a percent. It will be probably 38% to 39%. What you see in the statements though because of the gain is 31% to 32% and I’m trying to tell you not to use that number. Cash flow we’re not going to do a discrete forecast on, but we’ll continue to pay close attention to it.
Cai von Rumohr - Cowen & Co — Analyst
Okay, great. Thank you.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Thanks, Cai.
Operator
Your next question comes from the line of Chris Krueger with Northland Capital Markets.
Chris Krueger - Northland Capital Markets — Analyst
Good afternoon.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Hi.
Chris Krueger - Northland Capital Markets — Analyst
Can you, I don’t know if you stated this number but I can probably look in the documents but the USR, their growth rate in the quarter, I know you didn’t own it a year ago but what was the revenue last year and what was the growth rate or however you want to put it?
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
Yes, I did do that but it was a 25% increase in the current quarter over a comparable period of time in the prior year, although that predates our purchase of the Company.

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Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Chris Krueger - Northland Capital Markets — Analyst
Okay, thanks and just the other thing on this CFATS, we talked about how we are sort of waiting for the guidelines to become standards. Is there a certain time of year or a certain time frame we should be looking for that to start to gain momentum?
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
Well I’ll let Matt answer that but don’t misunderstand. We aren’t standing still, Chris, but that is certainly affecting the sales cycle. Say your question again, Chris?
Chris Krueger - Northland Capital Markets — Analyst
Is there a point in time to look forward to where we could expect that to be resolved or is it up in the air as to when they become actual standards?
Matt Gelfand - Smith & Wesson Holding Corporation — President — Perimeter Security Division
Chris, it’s up in the air. It’s been in discussion for quite some time. We’ve been involved in staying on top of it, but it’s something that obviously you can’t predict when the government is going to determine when those guidelines should become standard. It is something that’s looming out there and it is going to happen. We just don’t have a time period around that.
Chris Krueger - Northland Capital Markets — Analyst
Thanks, that’s all I’ve got.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Thanks, Chris.
Operator
Your next question comes from the line of Jim Barrett with C.L. King & Associates.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Hi, Jim.
Jim Barrett - CL King & Associates — Analyst
Hi, everyone. Bill, I have a question for you. Can you tell us by major division what the profits were in Q4 which I know is information you’ve given on previous calls?

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Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
It actually is not information I’ve given on previous calls. The most we do is to produce segment information in our K which will be out tomorrow, and what I do do is give you the amount of revenue and gross margin on the call but you can pick up Op income from the K tomorrow.
Jim Barrett - CL King & Associates — Analyst
Okay, that’s not a problem. I can certainly do that. Given, and I understand why your investment spending in USR, and certainly strategically that makes sense, but given the fact that I’m assuming that you don’t, or the Board does not expect them to meet their $15 million EBITDA target for calendar 2010, what range of profitability, broadly speaking, should shareholders expect from USR in the current calendar or current fiscal year?
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
We don’t break that out that way. Bill gave you the revenue lines and—
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
Total Company profit. Yes, we’re not going to go to that level of granularity on full year numbers and we would be in the process of adjusting because it’s actually the 15 you’re talking about is an EBITDAS number and we get involved in discussion of amortizations of intangibles and all that kind of stuff so it would confuse it so I think we’re not going to go down the path of individually forecasting the division. But Jim this might help you a little bit. What I said is the investments we’re making and are going to make there, you won’t see them until calendar year 2011 we’ll start to see the fruition of those pretty big opportunities.
Jim Barrett - CL King & Associates — Analyst
Right. When you say you’ll start seeing a return on those investments in what? Calendar 2011?
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Yes.
Jim Barrett - CL King & Associates — Analyst
Yes, okay, I understood that. Mike, moving on to a different subject, the mix background check data, how do you interpret that data in terms of what is the underlying demand by consumers and to what degree, I’ve heard some industry insiders believe that used gun sales are a major driver of that data as well. Can you sort of give us a broad, your perspective on that?
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Yes. We talk about this a lot, Jim and I’ll let James make a few comments. Let me tell you how I think a little bit about it. Mix is only one of the metrics we use, and I’ve said that all along. It’s not a perfect metric because it’s one number, it’s new and used guns.
We kind of assume that the percent of the number that is used guns is relatively consistent and most people that I’ve talked to in the industry kind of say yes, it’s kind of what we look at. An important point on mix is that it’s units, not dollars, and that

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Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
becomes a big deal when you see an industry shift like we’re seeing. Last year, I don’t know what the percent was but a high percent of the mix counts were tactical rifles, and this year, we know a high percent of the mix counts are concealed carry, really semi-automatic pistols and you can buy three semi-automatic pistols for what a tactical rifle costs, so you got to kind of look, take it as one number. It’s an indication, are people buying Firearms, but if you look at it by yourself you’ll mislead yourself because of some of the dynamics, I know you talk to dealers, you hear the same thing on it so James, do you have anything?
James Debney - Smith & Wesson Holding Corporation — President — Firearms Division
Not much to add but just to reinforce what Mike is saying it’s really difficult to interpret the mix of products when you’re talking about mix. But as Mike said, we do know in the past year one of the hot segments was tactical rifles and it’s now concealed carry and home protection.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
We try to look, Jim to get a feel for one is talking to our customers, it’s a pretty basic way to do it, but we look at mix, we look at FET data, we look at POS from our distributors, but we call it what they’re selling out the door on a monthly basis versus the year before, we look at import data, we look at a lot of different things to get a handle on what’s going on out there so we can make proper decisions.
Jim Barrett - CL King & Associates — Analyst
That certainly makes sense and then last and not least, Mike, are you comfortable with the sell-through from distributors to the retailers currently? In other words is your distributor inventory currently a level that is one you’re comfortable with?
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
You’re closer to it than I am, I’ll let you answer it.
James Debney - Smith & Wesson Holding Corporation — President — Firearms Division
Talking about quarter four certainly inventory levels with our distributors are where we anticipated them to be. They are at more normal levels. They don’t represent a huge number of production days for example. They are very reasonable.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
If you remember last year at this time Jim, there was no inventory at the distributors.
Jim Barrett - CL King & Associates — Analyst
Yes, I remember that.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
So it’s more back to normal, pre-surge levels.

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FINAL TRANSCRIPT
Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Jim Barrett - CL King & Associates — Analyst
Well thanks, everyone. I appreciate it.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Thanks, Jim. We appreciate it.
Operator
(Operator Instructions). We have a follow-up question from the line of Cai von Rumohr with Cowen & Co.
Cai von Rumohr - Cowen & Co — Analyst
This is sort of a green eye shade question but I guess with the payout on USR, you mentioned the change in the tax rate. How big is that number going to be on a pre-tax basis, and on an after-tax basis, just because I assume to look at it on an ongoing basis, it would make sense to take that out of the numbers?
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
I’m not sure what you’re referring to as which number, Cai. Are you talking about the fair value?
Cai von Rumohr - Cowen & Co — Analyst
Yes, because you’ve I guess when did the Board vote on paying out for those shares so you could kind of continue the investments you’re making with USR?
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
It was referred to in Mike’s text but that’s an extremely recent decision. And I think I’m still struggling to—
Cai von Rumohr - Cowen & Co — Analyst
Is that going to be a one-time non-recurring charge, correct?
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
Yes.
Cai von Rumohr - Cowen & Co — Analyst
Okay.
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
That’s correct, yes.

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FINAL TRANSCRIPT
Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Cai von Rumohr - Cowen & Co — Analyst
So really, in modeling, we should probably take that out and use the 38% to 39% tax rate?
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
That’s exactly right. That’s what I would do as well. I just pull that thing out. We’ll have one more little catch up with the moment the agreements finally kick in, but that’s exactly what you’re saying is how I would do it as well.
Cai von Rumohr - Cowen & Co — Analyst
Excellent. Thank you very much.
Bill Spengler - Smith & Wesson Holding Corporation — EVP, CFO
You’re very welcome.
Cai von Rumohr - Cowen & Co — Analyst
Thanks, Cai.
Operator
I’d now like to turn the call back over to Management for closing remarks.
Mike Golden - Smith & Wesson Holding Corporation — CEO, President
Thank you, Operator. Before we sign off, please note that we will be presenting at the Cowen One On One Conference and the C.L. King’s Eighth Annual Best Ideas Conference on September 15th and 16th respectively in New York City. We look forward to the opportunity to catch up with many of you in person at those events and thanks for joining us today.
Operator
Ladies and gentlemen, thank you for your participation in today’s conference. This concludes your presentation and you may now disconnect. Have a wonderful day.

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FINAL TRANSCRIPT
Jun. 30. 2010 / 9:00PM, SWHC — Q4 2010 Smith & Wesson Holding Corporation Earnings Conference Call

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